UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2015 (March 16, 2015)

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-3400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As described below, on March 16, 2015, Peabody Energy Corporation (“Peabody”) completed its previously announced offering of 10% Senior Secured Second Lien Notes due 2022 and funded the early tender payment for any 7 3/8% Senior Notes due 2016 (the “2016 Notes”) tendered by the holders thereof prior to the early tender deadline. As a result of the early settlement of the tender offer and the issuance of the new notes, Peabody estimates that it will incur early debt extinguishment charges of approximately $59 million and additional interest expense of approximately $3 million in the first quarter of 2015, or $0.23 per share, assuming no additional 2016 Notes are tendered prior to the expiration of the tender offer. Peabody’s previous EPS guidance did not include any charges or expenses related to these transactions. Peabody expects to redeem any remaining 2016 Notes on April 15, 2015.

As provided in General Instruction B.2 of Form 8-K, the information included under this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Certain statements in this report are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Peabody uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target” or other similar words to identify forward-looking statements. These forward-looking statements are based on numerous assumptions that Peabody believes are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations as of March 16, 2015. These factors are difficult to accurately predict and may be beyond Peabody’s control. Peabody does not undertake to update its forward-looking statements. Factors that could affect Peabody’s results include, but are not limited to: global supply and demand for coal, including seaborne thermal and metallurgical coal; price volatility and customer procurement practices, particularly in international seaborne products and in Peabody’s trading and brokerage businesses; impact of alternative energy sources, including natural gas and renewables; global steel demand and the downstream impact on metallurgical coal prices; impact of weather and natural disasters on demand and production; reductions and/or deferrals of purchases by major customers and ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, banks and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay agreements for rail and port commitments for the delivery of coal; successful implementation of business strategies; negotiation of labor contracts, employee relations and workforce availability; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; availability, access to and related cost of capital and financial markets; ability to secure Peabody’s obligations for land reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to Peabody’s operations; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which Peabody has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements; changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; litigation, including claims not yet asserted; and other risks detailed in Peabody’s reports filed with the United States Securities and Exchange Commission.

Item 8.01	Other Events

On March 16, 2015, Peabody issued a press release announcing the closing of its previously announced offering of 10% Senior Secured Second Lien Notes due 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 16, 2015, Peabody issued a press release announcing the expiration of the early tender deadline of its previously announced tender offer to purchase for cash any and all of the $650 million aggregate principal amount outstanding of its 2016 Notes as specified in the offer to purchase dated March 2, 2015. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Peabody Energy Corporation, dated March 16, 2015, regarding the closing of the notes offering.

99.2	Press Release of Peabody Energy Corporation, dated March 16, 2015, regarding the early tender results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

March 16, 2015	By:	/s/ Scott T. Jarboe
		Name:	Scott T. Jarboe
		Title:	Assistant Secretary of Peabody Energy Corporation

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Peabody Energy Corporation, dated March 16, 2015, regarding the closing of the notes offering.

99.2	Press Release of Peabody Energy Corporation, dated March 16, 2015, regarding the early tender results.

4